EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-109728) of Advancis Pharmaceutical Corporation of our report dated February 19, 2004 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

McLean, Virginia
March 8, 2004